Exhibit 99.1

FOR IMMEDIATE RELEASE

JULY 25, 2013

Media Contact:	Jill McMillan, Director, Public & Industry Affairs
Phone: (214) 721-9271
Jill.McMillan@CrosstexEnergy.com

CROSSTEX TO ATTEND AUGUST 21 - 22

CITI ONE-ON-ONE MLP / MIDSTREAM INFRASTRUCTURE CONFERENCE

DALLAS, July 25, 2013 — Crosstex Energy, L.P. (NASDAQ: XTEX) (the Partnership) and Crosstex Energy, Inc. (NASDAQ: XTXI) (the Corporation) announced today that Barry E. Davis, President and Chief Executive Officer, will attend the Citi One-on-One MLP / Midstream Infrastructure Conference in Las Vegas, Nevada, August 21 — 22, 2013.

A copy of the related presentation materials will be available on August 21, 2013 on the company’s web site at www.crosstexenergy.com. Click on the Investors page, then Crosstex Energy, L.P. or Crosstex Energy, Inc. and then Presentations.

Michael J. Garberding, Executive Vice President and Chief Financial Officer, will also attend the conference and meet with investors.

About the Crosstex Energy Companies

Crosstex Energy, L.P. (NASDAQ: XTEX) is an integrated midstream energy partnership headquartered in Dallas that offers diversified, tailored customer solutions spanning the energy value chain with services and infrastructure that link energy production with consumption. XTEX operates approximately 3,500 miles of natural gas, natural gas liquids and oil pipelines, 10 natural gas processing plants and four fractionators, as well as barge and rail terminals, product storage facilities, brine disposal wells and an extensive truck fleet. XTEX has the right platform, the right opportunities and the right people to pursue its growth-focused business strategy.

Crosstex Energy, Inc. (NASDAQ: XTXI) owns the general partner interest, the incentive distribution rights and a portion of the limited partner interests in Crosstex Energy, L.P. as well as the majority interest in a services company focused on the Utica Shale play in the Ohio River Valley.

Additional information about the Crosstex companies can be found at www.crosstexenergy.com.

###